UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 18, 2014

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In July 2014, Community Health Systems, Inc. (the “Company”) confirmed that its computer network was the target of an external, criminal cyber attack that the Company believes occurred in April and June, 2014. The Company and its forensic expert, Mandiant (a FireEye Company), believe the attacker was an “Advanced Persistent Threat” group originating from China who used highly sophisticated malware and technology to attack the Company’s systems. The attacker was able to bypass the Company’s security measures and successfully copy and transfer certain data outside the Company. Since first learning of this attack, the Company has worked closely with federal law enforcement authorities in connection with their investigation and possible prosecution of those determined to be responsible for this attack. The Company also engaged Mandiant, who has conducted a thorough investigation of this incident and is advising the Company regarding remediation efforts. Immediately prior to the filing of this Report, the Company completed eradication of the malware from its systems and finalized the implementation of other remediation efforts that are designed to protect against future intrusions of this type. The Company has been informed by federal authorities and Mandiant that this intruder has typically sought valuable intellectual property, such as medical device and equipment development data. However, in this instance the data transferred was non-medical patient identification data related to the Company’s physician practice operations and affected approximately 4.5 million individuals who, in the last five years, were referred for or received services from physicians affiliated with the Company. The Company has confirmed that this data did not include patient credit card, medical or clinical information; the data is, however, considered protected under the Health Insurance Portability and Accountability Act (“HIPAA”) because it includes patient names, addresses, birthdates, telephone numbers and social security numbers. The Company is providing appropriate notification to affected patients and regulatory agencies as required by federal and state law. The Company will also be offering identity theft protection services to individuals affected by this attack. The Company carries cyber/privacy liability insurance to protect it against certain losses related to matters of this nature. While this matter may result in remediation expenses, regulatory inquiries, litigation and other liabilities, at this time, the Company does not believe this incident will have a material adverse effect on its business or financial results.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical fact, including statements regarding the anticipated impact of the incident described herein on the Company’s business and financial results, are forward-looking statements. These statements are not guarantees of future results or performance, and actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the outcome of any potential regulatory inquiries and/or litigation to which the Company may become subject as the result of this incident, the potential reputational damage to the Company resulting from this incident, the outcome of the Company’s pending and ongoing investigation, including the Company’s potential discovery of additional information relating to this incident, and the extent of remediation costs and other additional operating or other expenses that may be incurred by the Company as the result of this incident. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events, or otherwise.

The information furnished pursuant to this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services and Chief Financial Officer and Director (principal financial officer)